    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1997
                                                      REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                  FORM S-3/1/
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                           HERSHEY FOODS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              23-0691590
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)
                              100 CRYSTAL A DRIVE
                          HERSHEY, PENNSYLVANIA 17033
                                 717-534-6799
    (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                                ROBERT M. REESE
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           HERSHEY FOODS CORPORATION
                              100 CRYSTAL A DRIVE
                          HERSHEY, PENNSYLVANIA 17033
                                 717-534-6799
           (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
               COPY TO:                               COPY TO:
          JOHN B. TEHAN, ESQ.                DONALD B. BRANT, JR., ESQ.
      SIMPSON, THACHER & BARTLETT              MILBANK, TWEED, HADLEY
         425 LEXINGTON AVENUE                         & MCCLOY
          NEW YORK, NY 10017                   1 CHASE MANHATTAN PLAZA
                                              NEW YORK, NEW YORK 10005
                               ----------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                                         PROPOSED
                                           PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE         TO BE      OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED          REGISTERED     PER UNIT*       PRICE*        FEE
--------------------------------------------------------------------------------
Debt Securities......... $500,000,000**      100%      $500,000,000   $151,516

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 * Estimated solely for the purpose of determining the registration fee.
** Plus such additional principal amount as may be necessary such that, if the
   Debt Securities are issued with an original issue discount or denominated in a currency other than United States dollars, the net proceeds to Hershey Foods Corporation will not exceed $500,000,000.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                               ----------------
  Pursuant to the provisions of Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement is a combined prospectus which will also be used in connection with the issuance of $150,000,000 principal amount of Debt Securities registered under Registration Number 33-51089.
--------
1) In addition, this Registration Statement on Form S-3 constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-51089 on Form S-3.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS

                  SUBJECT TO COMPLETION, DATED AUGUST 13, 1997

                                  $650,000,000

               [LOGO OF HERSHEY FOODS CORPORATION APPEARS HERE]

                                DEBT SECURITIES

                                 ------------

  Hershey Foods Corporation (the "Corporation") may offer from time to time up to $650,000,000 (or its equivalent, based on the applicable exchange rate at the time of offering, in such foreign currencies, or units of two or more thereof as shall be designated by the Corporation) aggregate principal amount of its debt securities (the "Debt Securities"), on terms to be determined at the time of offering. The Debt Securities may be issued in one or more series with the same or various maturities. The terms of the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities"), including, where applicable, the specific designation, aggregate principal amount offered, currency or currencies in which the principal (and premium, if any) and interest are payable, denominations, maturity, interest rate (which may be fixed or variable) or method of calculating and time of payment of interest, if any, terms for redemption at the option of the Corporation or the holder, terms for sinking fund payments, terms for any other mandatory redemption, the public offering price, the stock exchanges, if any, on which the Offered Securities may be listed and any other terms in connection with the offering and sale of the Offered Securities, will be set forth in a Prospectus Supplement (the "Prospectus Supplement"). Offered Securities of a series may be issuable in registered form or in the form of one or more global securities (each a "Global Security").

  The Offered Securities may be sold (i) through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate;
(ii) through agents or dealers designated from time to time; or (iii) directly to purchasers. The names of any underwriters or agents of the Corporation involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable commissions or discounts are set forth in the Prospectus Supplement or in the applicable pricing agreement. The net proceeds to the Corporation from such sale are also set forth in the accompanying Prospectus Supplement or in the applicable pricing agreement. See "Plan of Distribution" for possible indemnification arrangements for any such underwriters and agents.

                                 ------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------

                 The date of this Prospectus is August  , 1997.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE DEBT SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at its Washington address and, except as otherwise indicated in the Prospectus Supplement, may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. In addition, the Commission maintains a Web Site on the World Wide Web of the Internet that contains reports, proxy statements and information statements and other information regarding registrants which file electronically with the Commission. The address of such site is http.//www.sec.gov.

  The Corporation has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the Offered Securities.

                      DOCUMENTS INCORPORATED BY REFERENCE

  There are hereby incorporated by reference in this Prospectus the following documents filed by the Corporation with the Commission (File No. 1-183):

    (a) The Corporation's most recently filed Annual Report on Form 10-K;

    (b) The Corporation's Quarterly Reports on Form 10-Q filed since the end of the Corporation's fiscal year covered by its most recent Annual Report on Form 10-K; and

    (c) The Corporation's Current Reports on Form 8-K filed since the end of the Corporation's fiscal year covered by its most recent Annual Report on Form 10-K.

  All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Corporation will provide without charge a copy of any or all of the documents mentioned above (other than exhibits to such documents) to each person receiving this Prospectus who requests them in writing. Requests for such copies should be addressed to Investor Relations Department, Hershey Foods Corporation, P.O. Box 810, Hershey, Pennsylvania 17033.

                           HERSHEY FOODS CORPORATION

  The Corporation, through its divisions and subsidiaries, is engaged in the manufacture, distribution and sale of consumer food products. The Corporation produces and distributes, primarily through its Hershey Chocolate North America, Hershey International, and Hershey Pasta and Grocery Group divisions, a broad line of chocolate and non-chocolate confectionery, grocery and pasta products, as well as other consumer food products.

  The Corporation's principal product groups include: chocolate and non-chocolate confectionery products sold in the form of bar goods, bagged items, boxed items and throat drops; grocery products in the form of baking ingredients, chocolate drink mixes, peanut butter, dessert toppings and beverages; and pasta products sold in a variety of different shapes, sizes and packages.

  In North America, the Corporation manufactures chocolate and non-chocolate confectionery products in a variety of packaged forms and markets them under more than 50 brands. The principal chocolate and non-chocolate confectionery products sold in the United States are: AMAZIN' FRUIT gummy bears, HERSHEY'S COOKIES 'N' CREME chocolate bars, CADBURY'S CREME EGGS candy, CARAMELLO candy bars, GOOD & PLENTY candy, HEATH toffee bar, HERSHEY'S COOKIES 'N' MINT chocolate bars, HERSHEY'S HUGS chocolates, HERSHEY'S HUGS WITH ALMONDS chocolates, HERSHEY'S KISSES chocolates, HERSHEY'S KISSES WITH ALMONDS chocolates, HERSHEY'S milk chocolate bars, HERSHEY'S milk chocolate bars with almonds, HERSHEY'S MINIATURES chocolate bars, HERSHEY'S NUGGETS chocolates, JOLLY RANCHER candy, KIT KAT wafer bars, LUDEN'S throat drops, MILK DUDS chocolate covered caramels, MR. GOODBAR milk chocolate bars with peanuts, PAYDAY peanut caramel bar, PETER PAUL ALMOND JOY candy bars, PETER PAUL MOUNDS candy bars, POT OF GOLD boxed chocolates, REESE'S NUTRAGEOUS candy bars, REESE'S peanut butter cups, REESE'S PIECES candies, ROLO caramels in milk chocolate, SKOR toffee bars, WHATCHAMACALLIT candy bars, TWIZZLERS candy, 5th AVENUE candy bars, SYMPHONY milk chocolate bars, SWEET ESCAPES candy bars, TASTETATIONS candy, WHOPPERS malted milk balls and YORK peppermint pattie candy. The Corporation's principal products sold in Canada include CHIPITS baking chips, GLOSETTE chocolate-covered raisins and peanuts, OH HENRY! candy bars, REESE PEANUT BUTTER CUPS candy, TWIZZLERS candy and POT OF GOLD boxed chocolates.

  The Corporation also markets a line of grocery products in the baking, beverage, peanut butter and dessert toppings categories. Its principal products include HERSHEY'S baking chocolate, HERSHEY'S baking chips, HERSHEY'S chocolate drink, HERSHEY'S chocolate milk mix, HERSHEY'S cocoa, HERSHEY'S CHOCOLATE SHOPPE toppings, HERSHEY'S HOT COCOA COLLECTION hot cocoa mix, HERSHEY'S syrup, REESE'S peanut butter and REESE'S peanut butter baking chips.

  The Corporation's chocolate and non-chocolate confectionery products and grocery products are sold primarily to grocery wholesalers, chain grocery stores, candy distributors, mass merchandisers, chain drug stores, vending companies, wholesale clubs, convenience stores, concessionaires and food distributors by full-time sales representatives, food brokers and part-time retail sales merchandisers throughout the United States, Canada and Mexico.

  The Corporation also manufactures and sells quality pasta products throughout the United States. These products are sold through chain grocery stores, grocery wholesalers, wholesale clubs, convenience stores and food distributors. The Corporation markets its products on a regional basis under several brand names, including SAN GIORGIO, SKINNER, RONZONI, P&R, LIGHT 'N FLUFFY, IDEAL BY SAN GIORGIO, MRS. WEISS, and AMERICAN BEAUTY, as well as certain private labels.

  The Corporation's principal operations outside North America are in the Far East. The Corporation's international operations are conducted through a variety of forms including wholly-owned subsidiaries, license and distribution agreements and export sales of North American produced products throughout the world.

  The Corporation was organized under the laws of the State of Delaware on October 24, 1927, as a successor to a business founded in 1894 by Milton S. Hershey. Its principal executive offices are located at 100 Crystal A Drive, Hershey, Pennsylvania 17033, and its telephone number is (717) 534-6799.

                      RATIO OF EARNINGS TO FIXED CHARGES

                                                FOR THE YEARS
                            FOR THE SIX-     ENDED DECEMBER 31,
                            MONTHS ENDED  -------------------------------------
                            JUNE 29, 1997 1996    1995    1994    1993     1992
                            ------------- ----    ----    ----    -----    ----
Ratio of earnings to fixed
 charges (a)..............      5.98      8.71(b) 9.08(c) 7.81(d) 12.80(e) 8.84

--------
(a) For purposes of computing these ratios, (i) earnings consist of income from continuing operations before income taxes, accounting changes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense deemed to represent the interest factor for operating leases.
(b) Includes a loss on the disposal of businesses of $35.4 million.
(c) Includes a restructuring credit of $0.2 million.
(d) Includes a restructuring charge of $106.1 million.
(e) Includes a gain of $80.6 million on the sale of the Corporation's investment interest in Freia Marabou a.s.

                                USE OF PROCEEDS

  Except as may be otherwise set forth in a Prospectus Supplement accompanying this Prospectus, the net proceeds from the sale of the Debt Securities will be added to the general funds of the Corporation to meet capital additions and working capital requirements, to refund outstanding debt, to fund the repurchase of shares of the Corporation's Common Stock and/or to fund acquisitions which may be made by the Corporation from time to time. Pending utilization by the Corporation, such proceeds may be invested temporarily in short-term marketable securities.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities offered hereby will be issuable in one or more series under an Indenture dated as of February 1, 1991 (the "Indenture") between the Corporation and Citibank, N.A., as Trustee (the "Trustee"). The following statements are subject to the detailed provisions of the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Wherever references are made to particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such references.

GENERAL

  The Indenture does not limit the amount of debt securities which may be issued thereunder. Except as described in "Covenants" below and as otherwise provided in the Prospectus Supplement relating to a particular series of Debt Securities, the Indenture does not limit the amount of other debt, secured or unsecured, which may be issued by the Corporation. The Debt Securities may be issued in one or more series, as may be authorized from time to time by the Corporation (Section 2.5).

  Reference is made to the Prospectus Supplement relating to the Offered Securities for the following terms, where applicable, of the Offered
Securities: (1) the designation, the aggregate principal amount and the authorized denominations of the Offered Securities; (2) the percentage of their principal amount at which the Offered Securities will be issued; (3) the currency or currencies (including composite currencies) in which the principal of and interest, if any, on the Offered Securities will be payable; (4) the date or dates on which the Offered Securities will mature; (5) the rate or rates at which the Offered Securities will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue; (6) the dates on which and places at which interest, if any, will be payable and the record dates for payment of such interest; (7) the terms of any mandatory or optional repayment or redemption (including any sinking fund); and (8) any other terms of the Offered Securities (Section 2.5). The Indenture provides that Debt Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates (Section 2.5).

  The Offered Securities will be unsecured, unsubordinated indebtedness of the Corporation and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation.

  Debt Securities of a series may be issued in fully registered form or in the form of one or more Global Securities and, with regard to each series of Debt Securities in respect of which this Prospectus is being delivered, in the denominations set forth in the Prospectus Supplement relating to such series. With regard to each series of Debt Securities, the Corporation will maintain in the Borough of Manhattan, The City of New York and in such other place or places, if any, specified in the Prospectus Supplement relating to such series, an office or agency where the Debt Securities of such series may be transferred or exchanged and may be presented for payment of principal, premium, if any, and interest; provided that if such securities are not Global Securities, at the option of the Corporation, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the register for the Debt Securities (Section 3.2). No service charge will be made for any transfer or exchange of the Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 2.10).

  Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

DEFINITIONS

  "Attributable Debt" is defined, in brief, to mean, as to any lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (including in respect of contingent rents amounts based on the amount thereof, if any, being paid on the date of determination and excluding amounts on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges), discounted from the respective due dates thereof at the weighted average of the rates of interest (and Yields to Maturity, in the case of Original Issue Discount Securities) borne by the Debt Securities then Outstanding, compounded annually (Section 1.1).

  "Consolidated Net Tangible Assets" is defined to mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any portion thereof constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Corporation and its Domestic Subsidiaries, prepared in accordance with generally accepted accounting principles (Section 1.1).

  "Debt" is defined to mean any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed and does not include Attributable Debt (Section 1.1).

  "Domestic Subsidiary" is defined to mean a subsidiary of the Corporation except a subsidiary (a) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the States of the United States, or (b) the principal purpose of which is to engage in financing the operations of the Corporation or its subsidiaries, or both, outside the States of the United States (Section 1.1).

  "Funded Debt" is defined to mean all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower (Section 1.1).

  "Government Obligations" is defined to mean either (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof (Section 13.1).

  "Mortgage" is defined to mean any pledge, mortgage, lien, encumbrance or security interest (Section 1.1).

  "Principal Domestic Operating Property" is defined, in brief, to mean any land or any facility (together with the land on which it is erected and fixtures comprising a part thereof) located in the United States used primarily for manufacturing, processing or production, owned or leased by the Corporation or any subsidiary of the Corporation and having a gross book value in excess of 2% of Consolidated Net Tangible Assets of the Corporation and its Domestic Subsidiaries other than any such land, facility or portion thereof which in the opinion of the Board of Directors of the Corporation, is not of material importance to the total business conducted by the Corporation and its subsidiaries as an entity (Section 1.1).

  "Subsidiary of the Corporation" is defined to mean a corporation a majority of the outstanding voting stock (as defined) of which is owned, directly or indirectly, by the Corporation or by one or more subsidiaries of the Corporation (Section 1.1).

  Other capitalized terms used in this "Description of Debt Securities" have the meanings given them in the Indenture, unless otherwise indicated or unless the context otherwise requires.

COVENANTS

  Limitation on Liens

  If the Corporation or any Domestic Subsidiary shall incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Domestic Operating Property or on any shares of stock or Debt, held by the Corporation or any Domestic Subsidiary, of any Domestic Subsidiary, the Corporation will secure, or cause such Domestic Subsidiary to secure, the Debt Securities equally and ratably with (or prior to) such Debt, unless after giving effect thereto the aggregate amount of all such Debt so secured together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Domestic Operating Properties would not exceed 10% of the Consolidated Net Tangible Assets of the Corporation and its Domestic Subsidiaries. This restriction will not apply to, and there shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by (a) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary, (b) Mortgages in favor of the Corporation or any Domestic Subsidiary, (c) Mortgages in favor of U.S. governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money Mortgages and construction cost Mortgages, and
(e) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (d), inclusive (Section 3.4). The Indenture will not restrict the incurrence of unsecured debt by the Corporation or its subsidiaries.

  Merger and Consolidation

  The Indenture will provide that no consolidation or merger of the Corporation with or into any other corporation and no sale or conveyance of its property as an entirety, or substantially as an entirety, may be made to another corporation if, as a result thereof, any Principal Domestic Operating Property or any shares of stock or Debt, held by the Corporation or any Domestic Subsidiary, of a Domestic Subsidiary would become subject to a Mortgage, unless either (i) the Debt Securities shall be equally and ratably secured with (or prior to) the Debt secured by such Mortgage or (ii) such Mortgage could be created pursuant to Section 3.4 (See "Limitation on Liens" above) without equally and ratably securing the Debt Securities (Section 9.3). In addition, as a result of the consolidation, merger or conveyance, either the Corporation shall be the continuing corporation or the successor corporation shall be a corporation organized and existing under the laws of the United States or a state thereof and the successor corporation shall expressly assume the due and punctual payment of principal of (and premium, if any) and interest on all Debt Securities and the Corporation's obligations under the Indenture in a supplemental indenture satisfactory to the Trustee (Section 9.1).

  Limitations on Sales and Leasebacks

  Neither the Corporation nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Domestic Operating Property, completion of construction and commencement of full operation of which has occurred more than 120 days prior thereto, unless (a) the Corporation or such Domestic Subsidiary could mortgage such property pursuant to Section 3.4 (see "Limitation on Liens" above) in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Debt Securities or (b) the Corporation, within 120 days after completion of the sale and leaseback transaction, applies to the retirement of its Funded Debt an amount (subject to credits for certain voluntary retirements of Funded Debt) not less than the greater of (i) the net proceeds of the sale of the Principal Domestic Operating Property so leased or (ii) the fair market value of the Principal Domestic Operating Property so leased. This restriction will not apply to any sale and leaseback transaction (a) between the Corporation and a Domestic Subsidiary or between Domestic Subsidiaries or
(b) involving the taking back of a lease for a period of not more than three years (Section 3.5).

  Unless otherwise indicated in a Prospectus Supplement, certain of the covenants described above would not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Corporation, such as a leveraged buyout. In this regard, however, it should be noted that voting control of the Corporation is held by Hershey Trust Company, as Trustee for Milton Hershey School (the "Hershey Trust"), which holds approximately 76.0 percent of the combined voting power of both classes of the Corporation's outstanding common stock. The Hershey Trust has maintained voting control of the Corporation since 1918 and has stated that it has no interest in selling its controlling shares in the Corporation.

EVENTS OF DEFAULT, WAIVER AND NOTICE

  Except as may otherwise be provided in the Prospectus Supplement, as to any series of Debt Securities, an Event of Default is defined in the Indenture as
(a) default in the payment of any installment of interest, if any, on the Debt Securities of such series when due and the continuance of such default for a period of 30 days; (b) default in payment of the principal of (and premium, if any, on) any of the Debt Securities of such series when due, whether at maturity, upon redemption, by declaration or otherwise; (c) default in the payment of a sinking fund installment, if any, on the Debt Securities of such series when due; (d) default by the Corporation in the performance of any other covenant or agreement contained in the Indenture, other than a covenant expressly included in the Indenture solely for the benefit of series of Debt Securities other than such series, and the continuance of such default for a period of 60 days after appropriate notice; (e) certain events of bankruptcy, insolvency and reorganization of the Corporation; and (f) any other Event of Default established with respect to Debt Securities of that series (Sections
2.5 and 5.1).

  An Event of Default with respect to a particular series of Debt Securities issued under the Indenture does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued thereunder.

  The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to Debt Securities of any series, give all the holders of Debt Securities of such series then outstanding notice of all uncured defaults known to it (the term default to mean the events specified above, not including grace periods); provided that, except in the case of a default in the payment of principal of (and premium, if any) or interest, if any, on any Debt Security of any series, or in the payment of any sinking fund installment with respect to Debt Securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of all the holders of Debt Securities of such series then outstanding (Section 5.11).

  The Indenture provides that if an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, either the Trustee or the holders of at least 25% in principal amount (calculated as provided in the Indenture) of the Debt Securities of such series then outstanding may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof as may be specified in the Prospectus Supplement relating to such series) of all of the Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately (Section 5.1).

  Upon certain conditions such declarations of acceleration with respect to Debt Securities of any series may be annulled and past defaults (except for defaults in the payment of principal (or premium, if any) or interest, if any, on such Debt Securities not theretofore cured or in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of that series affected) may be waived with respect to such series by the holders of not less than a majority in principal amount (calculated as provided in the Indenture) of the Debt Securities of such series then outstanding (Section 5.10).

  The Indenture requires that the Corporation file with the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof and as to performance and fulfillment of certain covenants or agreements therein (Section 3.6).

  The Indenture provides that the holders of not less than a majority in principal amount (calculated as provided in the Indenture) of the Debt Securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding or remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by the Indenture with respect to defaults or Events of Default with respect to Debt Securities of such series (Section 5.9).

  The Indenture provides that the Trustee shall be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of the rights or powers vested in it by the Indenture at the direction of the holders of Debt Securities unless such holders shall have offered to the Trustee reasonable security or indemnity against expenses and liabilities (Section 6.2).

DEFEASANCE

  The Indenture provides that the Corporation may terminate its obligations under Sections 3.4, 3.5 and 9.3 of the Indenture (being the restrictions described under "Covenants--Limitation on Liens" and "--Limitations on Sales and Leasebacks" and the first sentence under "Covenants--Merger and Consolidation" above) with respect to the Debt Securities of any series, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee money or Government Obligations sufficient to pay the principal of (and premium, if any) and interest on the Debt Securities of such series and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such deposit and termination is conditioned upon, among other things, the Corporation's delivery of an opinion of counsel that the holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit and termination not occurred. Such termination will not relieve the Corporation of its obligation to pay when due the principal of or interest on the Debt Securities of such series if the Debt Securities of such series are not paid from the money or Government Obligations held by the Trustee for the payment thereof (Section 13.1).

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than 66 2/3% in principal amount (calculated as provided in the Indenture) of the outstanding Debt Securities of each series affected by such modification, to modify the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities of any series; provided that no such modification shall, without the consent of the holders of each Debt Security affected thereby, extend the maturity of any Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce the portion of the principal amount of an Original Issue Discount Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any Debt Security, or reduce the overdue rate thereof, or impair any right of repayment at the option of the holder of any Debt Security or change the currency of payment of principal or interest on any Debt Security or reduce the percentage in principal amount of Outstanding Debt Securities of any series the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults (Section 8.2).

  The holders of 66 2/3% in principal amount of the Outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of such series waive, insofar as that series is concerned, compliance by the Corporation with certain restrictive provisions (Limitation on Liens and Limitations on Sales and Leasebacks) of the Indenture (Section 3.8).

  The Indenture also permits the Corporation and the Trustee to amend the Indenture in certain circumstances without the consent of the holders of any Debt Securities to evidence the merger of the Corporation or the replacement of the Trustee and for certain other purposes (Section 8.1).

REGARDING THE TRUSTEE

  The Trustee extends credit facilities to the Corporation and the Corporation maintains bank accounts, borrows money and has other customary banking relationships with the Trustee, all in the ordinary course of business.

                             PLAN OF DISTRIBUTION

  The Corporation may sell Debt Securities to or through underwriters or dealers and also may sell Debt Securities directly to one or more other purchasers or through agents. The Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Offered Securities and any applicable commission or discounts.

  The distribution of Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  In connection with the sale of Debt Securities, underwriters may receive compensation from the Corporation or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described in the Prospectus Supplement.

  Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, the Corporation will authorize underwriters or other persons acting as the Corporation's agents to solicit offers by certain institutions to purchase Debt Securities from the Corporation pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Corporation. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                        VALIDITY OF OFFERED SECURITIES

  The validity of, and certain other legal matters with respect to, the Offered Securities will be passed upon for the Corporation by Robert M. Reese, Vice President, General Counsel and Secretary of the Corporation. Certain legal matters in connection with this offering will be passed upon for the underwriters by Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005. Mr. Reese, as of August 1, 1997, was the beneficial owner of 34,878 shares of the Corporation's Common Stock and held options to purchase 59,600 additional shares.

                                    EXPERTS

  The consolidated financial statements and schedules of Hershey Foods Corporation and its subsidiaries incorporated by reference in this Prospectus and elsewhere in the Registration Statement by reference to the Corporation's most recently filed Annual Report on Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the Registrant's expenses in connection with the issuance of the securities being registered. Except for the registration fee, the amounts listed below are estimates:

      Registration Fee--
         Securities and Exchange Commission............................ $151,516
      Printing of Registration Statement, Prospectus, etc..............   30,000
      Blue Sky Fees and Expenses.......................................    7,500
      Rating Agency Fees...............................................  155,000
      Accountants' Fees................................................   30,000
      Legal Fees.......................................................   30,000
      Fees and Expenses of Trustee.....................................    6,000
      Miscellaneous....................................................   10,000
                                                                        --------
            Total...................................................... $420,016
                                                                        ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  BY-LAWS; DELAWARE LAW. Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as an officer or a director of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

  Section 102(b)(7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

  Article VI of the By-Laws of the Corporation provides that the Corporation shall indemnify, in the manner and to the fullest extent permitted by the DGCL, any person who is, was or is threatened to be made a defending party to any proceeding (including any pending or threatened civil or criminal action, suit, arbitration, alternate dispute resolution mechanism, investigation or administrative hearing) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving, at the request of the Corporation, in such capacity for another enterprise. The Corporation will pay in advance of final disposition all expenses incurred by a director or officer in defending a proceeding which is subject to indemnification. The Corporation has the burden of proving that a director or officer was not entitled to indemnification.

  INSURANCE. The Corporation's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 16. EXHIBITS.

    1    -- Form of Underwriting Agreement for Debt Securities (filed as
            Exhibit 1 to the Registrant's Registration Statement on Form S-3,
            Registration Number 33-51089, and such exhibit is incorporated herein by reference).
    4(a) -- Indenture dated as of February 1, 1991 between Hershey Foods
            Corporation and Citibank, N.A., as Trustee (filed as Exhibit 4(a) to the Registrant's Registration Statement on Form S-3, Registration
            Number 33-35062, and such exhibit is incorporated herein by reference).
    4(b) -- Form of Debt Security (contained within Exhibit 4(a)).
    5    -- Legal Opinion of Robert M. Reese, Vice President, General Counsel
            and Secretary.
   12    -- Computation of Ratio of Earnings to Fixed Charges.
   23(a) -- Consent of Arthur Andersen LLP.
   23(b) -- Consent of Robert M. Reese, Vice President, General Counsel and
            Secretary (contained within Exhibit 5).
   24    -- Powers of Attorney (included on signature page).
   25    -- Form T-1 Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939 of Citibank, N.A. (filed as Exhibit 26 to the
            Registrant's Registration Statement on Form S-3, Registration Number
            33-35062, and such exhibit is incorporated herein by reference).

ITEM 17. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      (iv) For purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective;

      (v) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HERSHEY, STATE OF PENNSYLVANIA ON THIS 13TH DAY OF AUGUST, 1997.

                                          Hershey Foods Corporation


                                          By:        /s/ W. F. Christ
                                              ---------------------------------
                                                       W. F. CHRIST,
                                               SENIOR VICE PRESIDENT, CHIEF
                                                     FINANCIAL OFFICER
                                                       AND TREASURER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints K. L. Wolfe, J. P. Viviano, W. F. Christ and R.
M. Reese, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, to sign any registration statement relating to this Registration Statement that is to become effective upon filing pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

           /s/ K. L. Wolfe             Chairman of the         August 13, 1997
-------------------------------------   Board and Chief
            (K. L. WOLFE)               Executive Officer
                                        and Director

          /s/ J. P. Viviano            President and Chief     August 13, 1997
-------------------------------------   Operating Officer
           (J. P. VIVIANO)              and Director

          /s/ W. F. Christ             Senior Vice             August 13, 1997
-------------------------------------   President, Chief
           (W. F. CHRIST)               Financial Officer
                                        and Treasurer

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----


           /s/ D. W. Tacka              Controller and Chief   August 13, 1997
-------------------------------------    Accounting Officer
            (D. W. TACKA)

         /s/ W. H. Alexander            Director               August 13, 1997
-------------------------------------
          (W. H. ALEXANDER)

         /s/ R. H. Campbell             Director               August 13, 1997
-------------------------------------
          (R. H. CAMPBELL)

          /s/ C. M. Evarts              Director               August 13, 1997
-------------------------------------
           (C. M. EVARTS)

         /s/ B. Guiton Hill             Director               August 13, 1997
-------------------------------------
          (B. GUITON HILL)

         /s/  J. C. Jamison             Director               August 13, 1997
-------------------------------------
           (J. C. JAMISON)

         /s/ M. J. McDonald             Director               August 13, 1997
-------------------------------------
          (M. J. MCDONALD)

         /s/ J. M. Pietruski            Director               August 13, 1997
-------------------------------------
          (J. M. PIETRUSKI)

           /s/ V. A. Sarni              Director               August 13, 1997
-------------------------------------
            (V. A. SARNI)

                                 EXHIBIT INDEX

 EXHIBIT NO.                                                                              PAGE
 -----------                                                                              ----
   1         -- Form of Underwriting Agreement for Debt Securities (filed as Exhibit 1 to the Registrant's Registration Statement on Form S-3, Registration
               Number 33-51089, and such exhibit is incorporated herein by reference).
   4(a)      -- Form of Indenture between Hershey Foods Corporation and Citibank, N.A., as Trustee (filed as Exhibit 4(a) to the Registrant's Registration
               Statement on Form S-3, Registration Number 33-35062, and such exhibit is incorporated herein by reference).
   4(b)      -- Form of Debt Security (contained within Exhibit 4(a)).
   5         -- Legal Opinion of Robert M. Reese, Vice President, General Counsel and
               Secretary.
  12         -- Computation of Ratio of Earnings to Fixed Charges.
  23(a)      -- Consent of Arthur Andersen LLP.
  23(b)      -- Consent of Robert M. Reese, Vice President, General Counsel and
               Secretary (contained within Exhibit 5).
  24         -- Powers of Attorney (included on signature page).
  25         -- Form T-1 Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Citibank, N.A. (filed as Exhibit 26 to the
               Registrant's Registration Statement on Form S-3 Registration Number 33-
               35062, and such exhibit is incorporated herein by reference).